Prospectus Supplement No. 1                      File Pursuant to Rule 424(b)(3)

(To Prospectus Dated May 12, 2000)               Registration No. 333-33838

                              Prospectus Supplement
                             Dated October 24, 2000

                  This document supplements and amends the prospectus dated May 12, 2000, relating to the offer of Common Stock issuable upon exercise of options and warrants, Common Stock issuable upon exercise of Class A Warrants and Class B Warrants issued in a private placement in 1995 and Common Stock underlying Unit Purchase Options issued to the underwriter in Cytoclonal's initial public offering in November 1995. This prospectus supplement is incorporated by reference into the prospectus and should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated May 12, 2000. The information in this prospectus supplement replaces and supercedes the information set forth under the heading "Selling Security Holders" in the prospectus dated May 12, 2000.

                       ADDITIONAL SELLING SECURITYHOLDERS

                  The information in the table appearing under the heading "Selling Securityholders" on pages 12-15 in the prospectus is hereby amended by adding the information below with respect to certain selling shareholders not previously listed in the prospectus. The following table which sets forth information regarding the beneficial ownership of shares of Cytoclonal common stock by the selling shareholders as of October 13, 2000, and the number of shares of common stock being offered, has been updated from the table contained in the prospectus dated May 12, 2000, to (a) include as selling shareholders certain transferees of (1) the Unit Purchase Options previously owned by Roan/Meyers Associates, L.P. (formerly known as Janssen-Meyers Associates, L.P.) and (2) the warrants held by Gruntal & Co., L.L.C. and (b) reflect the transfer of Unit Purchase Options and warrants that took place prior to the date of this prospectus supplement.

                            Common Stock             Common Stock         Common Stock           Percentage (%)
                            Beneficially             Which May Be         Beneficially          of Common Stock
 Name of Selling            Owned Before          Sold Pursuant to         Owned After            Owned After
  Securityholder          This Offering(1)         This Prospectus         Offering(2)            Offering(3)
-----------------         ----------------        ----------------        ------------          ---------------

Roan/Meyers                   2,413,258                262,180              2,151,078                12.2%
Associates, L.P.(4)

Bruce Meyers(5)               2,071,058                102,814              1,968,244                11.1

D.H. Blair                      333,500                202,500                131,000                   *
Investment
Banking Corp.(6)

                            Common Stock             Common Stock         Common Stock           Percentage (%)
                            Beneficially             Which May Be         Beneficially          of Common Stock
 Name of Selling            Owned Before          Sold Pursuant to         Owned After            Owned After
  Securityholder          This Offering(1)         This Prospectus         Offering(2)            Offering(3)
-----------------         ----------------        ----------------        ------------          ---------------


Gruntal & Co.,                135,000                  135,000                     0                     0
L.L.C.(7)

Jeffrey Kraws(8)               49,500                   49,500                     0                     0

Roger Kahn(8)                  45,000                   45,000                     0                     0

Craig Pierson(8)               30,000                   30,000                     0                     0

Karen Feinberg(8)              12,600                   12,600                     0                     0

Joseph Russo(8)                 9,000                    9,000                     0                     0

Howard Bochner(8)               9,000                    9,000                     0                     0

Gary Parton(8)                  5,400                    5,400                     0                     0

Peter Fry(8)                    2,700                    2,700                     0                     0

Jack Suggs(8)                   1,800                    1,800                     0                     0

John Acierno, Jr.(9)              348                      348                     0                     0

Lea Adar(9)                       348                      348                     0                     0

                            Common Stock             Common Stock         Common Stock           Percentage (%)
                            Beneficially             Which May Be         Beneficially          of Common Stock
 Name of Selling            Owned Before          Sold Pursuant to         Owned After            Owned After
  Securityholder          This Offering(1)         This Prospectus         Offering(2)            Offering(3)
-----------------         ----------------        ----------------        ------------          ---------------

American Stock                  700                      700                     0                      0
Transfer & Trust
Co./George
Karfunkle(9)

Eugene                          104                      104                     0                      0
Applebaum(9)

Lisa S.                         104                      104                     0                      0
Applebaum(9)

Edward Atkins(9)                176                      176                     0                      0

Frederick J. Bailey(9)          524                      524                     0                      0

David Barone(9)                 348                      348                     0                      0

Michael Bates(9)                348                      348                     0                      0

Robert Bauers(9)                348                      348                     0                      0

Bruce MacNaught                 700                      700                     0                      0
Trust(9)

Edward Burkhardt                700                      700                     0                      0
(9)

Brian Burns(9)                  700                      700                     0

David Burr(9)                   348                      348                     0                      0

Burt C. Faure(9)                176                      176                     0                      0

C.L.F.S., Ltd.(9)               176                      176                     0                      0

Douglas Colbert(9)              176                      176                     0                      0

Martin Cooper(9)                348                      348                     0                      0

                            Common Stock             Common Stock         Common Stock           Percentage (%)
                            Beneficially             Which May Be         Beneficially          of Common Stock
 Name of Selling            Owned Before          Sold Pursuant to         Owned After            Owned After
  Securityholder          This Offering(1)         This Prospectus         Offering(2)            Offering(3)
-----------------         ----------------        ----------------        ------------          ---------------

Andrew Stillman                 700                      700                     0                      0
IRA Delaware
Charter Guarantee
& Trust Co.(9)

Robert Davimos(9)               348                      348                     0                      0

Delaware Charter                488                      488                     0                      0
Guarantee & Trust
Co./Dean Gestel(9)

Delaware Charter                176                      176                     0                      0
Guarantee & Trust
Co./Barry Yeskel(9)

Dr. Neil & Susan                700                      700                     0                      0
Friedman(9)

Dr. George Jordan(9)            348                      348                     0                      0

Dr. Phillip Rosett(9)           176                      176                     0                      0

Dr. Robert &                    176                      176                     0                      0
Linda Schmier(9)

Gary Duncan(9)                  348                      348                     0                      0

Elliot Lang(9)                  700                      700                     0                      0

Robert Eramo(9)                 176                      176                     0                      0

Douglas &                       176                      176                     0                      0
Beverly Feurring(9)

John Friede(9)                  348                      348                     0                      0


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
                            Common Stock             Common Stock         Common Stock           Percentage (%)
                            Beneficially             Which May Be         Beneficially          of Common Stock
 Name of Selling            Owned Before          Sold Pursuant to         Owned After            Owned After
  Securityholder          This Offering(1)         This Prospectus         Offering(2)            Offering(3)
-----------------         ----------------        ----------------        ------------          ---------------

Douglas                          176                      176                   0                       0
Friedenberg(9)

Robert B. Gay(9)                 348                      348                   0                       0

Anthony &                        348                      348                   0                       0
Valarie Gentile(9)

Dean Gestal(9)                   208                      208                   0                       0

Joseph Giamanco(9)              1048                     1048                   0                       0

James P. Gierczyk(9)             176                      176                   0                       0

John Gimbel(9)                   700                      700                   0                       0

Mark P.                          176                      176                   0                       0
Greenstein(9)

Robert Grossman(9)                66                       66                   0                       0

James T. Guida(9)                700                      700                   0                       0

Richard                          700                      700                   0                       0
Haughwout(9)

Gerald Holmes(9)                 700                      700                   0                       0

Robert Johnson(9)                700                      700                   0                       0

William Kolb, Jr.(9)             700                      700                   0                       0

Lebanon Valley                   348                      348                   0                       0
Auto Racing(9)

Herbert Lerman(9)                348                      348                   0                       0


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
                            Common Stock             Common Stock         Common Stock           Percentage (%)
                            Beneficially             Which May Be         Beneficially          of Common Stock
 Name of Selling            Owned Before          Sold Pursuant to         Owned After            Owned After
  Securityholder          This Offering(1)         This Prospectus         Offering(2)            Offering(3)
-----------------         ----------------        ----------------        ------------          ---------------

Robert Maxon(9)                 348                      348                     0                      0

Meyers Janssen(9)               700                      700                     0                      0

Nathan E.                       176                      176                     0                      0
Nachlas(9)

Denis Nayden(9)                 700                      700                     0                      0

Joyce Nelson(9)                 524                      524                     0                      0

Omnitek, Inc.(9)                700                      700                     0                      0

Ross H. Partrich(9)              36                       36                     0                      0

Jerry Peterson(9)               348                      348                     0                      0

Charles Potter(9)               176                      176                     0                      0

Sylvia Potter(9)                176                      176                     0                      0

Louis Phillip(9)                348                      348                     0                      0

Randalea                        700                      700                     0                      0
Investments, Inc.(9)

Arthur Rauch(9)                 176                      176                     0                      0

Richard Davimos                 348                      348                     0                      0
Trust(9)

Claudia C.                      140                      140                     0                      0
Rouhana(9)

William                         140                      140                     0                      0
Rouhana, Jr.(9)

Mark & Amy                      176                      176                     0                      0
Schlosser(9)

Harlan Smith(9)                 176                      176                     0                      0


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
                            Common Stock             Common Stock         Common Stock           Percentage (%)
                            Beneficially             Which May Be         Beneficially          of Common Stock
 Name of Selling            Owned Before          Sold Pursuant to         Owned After            Owned After
  Securityholder          This Offering(1)         This Prospectus         Offering(2)            Offering(3)
-----------------         ----------------        ----------------        ------------          ---------------

Thames                          348                      348                     0                      0
Investment
Services, Inc.(9)

Frederick E. Von                 68                       68                     0                      0
Stange(9)

Lee Vosburgh(9)                 176                      176                     0                      0

Melvyn I. Weiss(9)              700                      700                     0                      0

Carol N. Wyett(9)               104                      104                     0                      0

Christopher A.                  104                      104                     0                      0
Wyett(9)

Pamela A. Wyett(9)              104                      104                     0                      0

Todd A. Wyett(9)                152                      152                     0                      0

Brent Zanini(9)                 348                      348                     0                      0

----------

 *  Less than 1%

         (1) Assumes the exercise of the Unit Purchase Options, Class C Warrants, Class D Warrants, Class A Warrants, Class B Warrants and other options and warrants held by the Selling Securityholders, but does not include shares of common stock that may be acquired by the Selling Securityholders upon exercise of options which have not vested within 60 days of this prospectus which shares, if any, will be added to the number of shares listed by one or more supplements to this prospectus. Furthermore, the inclusion in this prospectus of the stated number of shares does not constitute a commitment to sell any or all of such shares. The number of shares of common stock offered shall be determined from time to time by each Selling Securityholder at his or her sole discretion.


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         (2)      Assume all of the shares of Common Stock offered by this
                  prospectus are sold.

         (3) Based on an aggregate of 17,677,304 common stock that will be issued and outstanding upon the completion of this offering, consisting of 15,797,064 shares of common stock issued and outstanding as of October 13, 2000 and the 1,880,240 to which this prospectus relates.

         (4) Mr. Bruce Meyers is a 100% stockholder and an officer and director of the corporate general partner of RMA. Includes (i) 262,180 shares of Common Stock issuable upon the exercise of 65,545 Unit Purchase Options and underlying Class C and Class D Warrants to RMA for underwriting services in connection with the Company's initial public offering in November 1995 (the "IPO"), (ii) 81,530 shares of Common Stock issuable upon the exercise of a unit purchase option and underlying Class E Warrants granted to RMA for placement agent services in connection with the Company's April 1998 private placement (the "April 1998 Private Placement") and (iii) the aggregate amount of shares of Common Stock and Series A Preferred Stock beneficially owned by Mr. Meyers. See (5) below.

         (5) Consists of (i) 1,865,095 shares of Common Stock, (ii) 102,814 shares of Common Stock issuable upon the exercise of 25,703.5 Unit Purchase Options and underlying Class C and Class D Warrants originally granted to RMA for underwriting services in connection with the IPO, (iii) 33,986 shares of Common Stock issuable upon the exercise of a currently exercisable unit purchase option and underlying Class E Warrants granted to RMA for placement agent services in connection with the April 1998 Private Placement, (iv) 30,563 shares of Common Stock issuable upon the exercise of currently exercisable Class E Warrants directly held by Mr. Meyers and (v)38,600 shares of Common Stock held by The Meyers Foundation of which Mr. Meyers has voting control. See note (4) above. Does not include 26,620 shares of Common Stock issuable upon the conversion of 26,620 shares of Series A Preferred Stock.



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         (6)      Includes 202,500 shares of Common Stock issuable upon exercise of warrants at $3.75 per share.

         (7) Represents warrants to purchase 300,000 shares of Common Stock at $15.00 per share, of which 100,000 are currently exercisable, 100,000 will vest in May 2000 and 100,000 will vest in August, 2000. The warrants were issued to Gruntal & Co., L.L.C. in consideration for general investment banking services provided by Gruntal & Co., L.L.C. to the Company.

         (8) Represents shares of Common Stock issuable upon exercise of warrants transferred by Gruntal & Co., L.L.C.

         (9) Represents shares of Common Stock issuable upon exercise of Unit Purchase Options and the underlying Class C Warrants and Class D Warrants in connection with transfer of Unit Purchase Options from RMA on September 18, 2000.


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